EXHIBIT 23.2

                              AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Cyber-Care, Inc. and to the incorporation by reference therein of our report dated February 24, 2000, with respect to the consolidated financial statements and schedules of Cyber-Care, Inc included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 15, 2000